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Exhibit 10.7

WILLDAN ASSOCIATES — HUMAN RESOURCES POLICY

Policy No. 130	Effective Date: 05/01/96	Page 1 of 3

INCENTIVE BONUS PLAN

1.     PURPOSE

  To establish guidelines within which the Company will reward certain employees for their individual contributions to the overall financial success of the Company.

2.     SCOPE

  This policy applies to all eligible employees in the classifications of Regional Manager, Division Manager and others as determined by the President.

3.     POLICY

  The Company will pay an incentive bonus to each eligible employee who meets the goals established by the Company, as long as the Company meets certain financial goals.

4.0   PROVISIONS & CONDITIONS

  4.1
  ELIGIBILITY

  4.1.1
  To be eligible, an employee must be either a Division Manager, Regional Manager or any classification determined to be eligible by the President.

  4.1.2
  An employee must have been employed for the last six months of the calendar year for which an incentive bonus is to be paid.

  4.1.3
  An employee must also be employed with the Company at the time an incentive bonus is paid.

  4.2
  DETERMINATION OF COMPANY GOALS

  4.2.1
  Prior to the beginning of the calendar year, the Company will set certain minimum annual company goals such as pre-tax profit and revenue growth.

  4.2.2
  Regional offices will also establish minimum revenue growth and pre-tax profit goals which must be approved by the President. These goals must be at least equal to the overall Company goals. Together the revenue and profit goals will be a 100% goal, however they can be weighted differently.

  4.2.3
  Finance and Administration Units will also establish minimum goals for their departments that are similar in design/concept to the Company goals. These must be approved by the President.

  4.2.4
  Division Managers and key individuals in responsible positions will also establish minimum revenue growth and pre-tax profit goals or other performance goals, which must be consistent with their goals, as well as approved by the President. These goals must be at least equal to the overall Regional Office/Unit goals. Together the revenue and profit goals will be a 100% goal, however they can be weighted differently.

    4.2.5
    The Company will also establish any priority company commitments prior to the start of the calendar year. These commitments are as follows:

    (1)
    To fund a contribution to the 401(k) Profit Sharing Plan at least equal to 10% of taxable profit.

    (2)
    To fund a return on equity, in the form of dividends, at least equal to 10% of beginning of year stockholder's equity.

    (3)
    To fund a significant reduction of outside debt each year.

  4.3
  DETERMINATION OF INCENTIVE BONUS

  4.3.1
  OVERALL COMPANY. In order for any bonus to be paid, the Company, as a whole, must meet the minimum goals that have been established.

  4.3.2
  REGIONAL MANAGER. The Regional Office must have met both revenue and profit goals AND the Company must have met both revenue and profit goals, in order for a Regional Manager to receive a bonus. However, if the Regional Manager does not meet both of his/her goals but the dollar profit contribution equals or exceeds the dollar amount of the original profit goal, a partial bonus may be paid.

  4.3.2
  DIVISION MANAGER. The Division must have met both revenue and profit goals AND the Company must have met both revenue and profit goals, in order for a Division Manager to receive a bonus. However, if the Division Manager does not meet both of his/her goals but the dollar profit contribution equals or exceeds the dollar amount of the original profit goal, a partial bonus may be paid.

  4.4
  COMPOSITION OF INCENTIVE BONUS

  4.4.1
  The incentive bonus for Regional Managers is 10% (minimum) to 25% (maximum) of annual salary.

  4.4.1
  The incentive bonus for Division Managers is 5% (minimum) to 15% (maximum) of annual salary.

  4.5
  CALCULATION OF INCENTIVE BONUS

  4.5.1
  Regional Managers. One-third of the total potential bonus is based on the Companys' overall performance to goal, and two-thirds of the total potential bonus is based on the Regional Office performance to goal.

  4.5.2
  Division Managers. One-third of the total potential bonus is based on the Regional Offices' performance to goal, and two-thirds of the total potential bonus is based on the Division's performance to goal. Division Managers who do not meet both of their goals are not eligible for the one-third bonus otherwise available because the Company and Regional office met their goals.

  4.5.3
  Finance and Administration Units. One-third of the total potential bonus is based on the Companys' overall performance to goal, and two-thirds of the total potential bonus is based on the Unit's performance to goal.

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  Exhibit 10.7
INCENTIVE BONUS PLAN